EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Registration No. 333-155607) and on Form S-8 (Registration Nos. 333-48130, 033-54158, 333-58676, 333-115713, 333-136648, 333-159513, 333-174145, 333-208188 and 333-188594) of Quaker Chemical Corporation of our report dated February 25, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

February 25, 2016